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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KALOBIOS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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KaloBios Pharmaceuticals, Inc.
260 East Grand Avenue
South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 18, 2014

        You are cordially invited to attend the KaloBios Pharmaceuticals, Inc. (the "Company") 2014 Annual Meeting of Stockholders to be held on Wednesday, June 18, 2014, at 10:00 a.m. Pacific Time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd, Redwood City, CA 94063. We are holding the meeting for the following purposes:

  (1)
  To elect the eight nominees to the Board of Directors named in this proxy statement to hold office until the 2015 annual meeting of stockholders (Proposal 1);

  (2)
  To amend our amended and restated certificate of incorporation to increase our total number of authorized shares from 47,500,000 to 85,000,000, thereby increasing the authorized shares of our common stock from 47,500,000 to 85,000,000 (Proposal 2);

  (3)
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014 (Proposal 3); and

  (4)
  To transact any other business that may properly come before the meeting.

        If you owned our common stock at the close of business on April 21, 2014, you may attend and vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in South San Francisco, California for the ten days prior to the meeting for any purpose related to the meeting.

        We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2013 Annual Report. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2013 Annual Report and a form of proxy card. All stockholders who have previously requested a paper copy of our proxy materials will receive a paper copy of the proxy materials by mail.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card by mail, you may submit your proxy card by completing, signing, dating and mailing your proxy card in the envelope provided. Any stockholder attending the meeting may vote in person, even if the stockholder has already returned a proxy card.

By order of the Board of Directors,
Donald R. Joseph Secretary of the Company

April 29, 2014
South San Francisco, California

Proxy Statement
For a Annual Meeting of Stockholders
To Be Held on June 18, 2014

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KaloBios Pharmaceuticals, Inc.
260 East Grand Avenue
South San Francisco, CA 94080

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2014

INFORMATION CONCERNING SOLICITATION AND VOTING

        Our Board of Directors (the "Board") is soliciting proxies for our 2014 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 18, 2014, at 10:00 a.m. Pacific Time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd, Redwood City, CA 94063. Directions to this location are available at www.gunder.com/contact. The telephone number at our headquarters is (650) 243-3100.

        The proxy materials, including this proxy statement, proxy card and our Annual Report on Form 10-K for our fiscal year 2013, are being made available on or about April 29, 2014. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide to most of our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed on or about May 2, 2014 to most of our stockholders who owned our common stock at the close of business on the record date, April 21, 2014. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

        The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

        Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

        We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these proxy materials?

        We have sent you these proxy materials because the Board of KaloBios Pharmaceuticals, Inc. is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply request, complete, sign and return a proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

 Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

        Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering the Notice in the mail. As a result, only stockholders that specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.envisionreports.com/KBIO. The Notice also instructs stockholders on how they may submit their proxy over the Internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

        You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you received or requested a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

        When you vote by using the Internet or by telephone or by signing and returning the proxy card, you appoint David W. Pritchard, Herb C. Cross and Donald R. Joseph as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 21, 2014, the record date for the Annual Meeting (the "Record Date"), will be entitled to vote at the Annual Meeting. On the Record Date, there were 32,981,396 shares of the Company's common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.

        In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 18, 2014 and will be accessible for ten days prior to the meeting at our principal place of business, between the hours of 9:00 a.m. and 5:00 p.m. local time.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholders of record—If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." If you are a stockholder of record, these proxy materials have been sent directly to you by KaloBios.

        Beneficial owners—Many KaloBios stockholders hold their shares through a broker, trustee or nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the "beneficial owner" of shares held in "street name." If you hold your shares in street name, these proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

        As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

 How do I vote?

        Stockholders of record—Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person.

  •
  You may vote by using the Internet. The address of the website for Internet voting is www.envisionreports.com/KBIO. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 17, 2014. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded;

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  You may vote by telephone. The toll-free telephone number is noted on your proxy card, if you received one by mail. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 17, 2014. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded; or

  •
  You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

        Beneficial owners—If you hold shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

        The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must obtain a "legal proxy," executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting instructions described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

        If you are a stockholder of record, you may revoke your proxy in any one of these ways:

  •
  You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

  •
  You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 260 East Grand Avenue, South San Francisco, CA 94080;

  •
  You may sign another proxy card with a later date and return it to us prior to the Annual Meeting; or

  •
  You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

        If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

How many votes do you need to hold the Annual Meeting?

        A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our bylaws, the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. On the Record Date, there were 32,981,396 shares of common stock and entitled to vote. Thus, 16,490,699 shares must be represented in person or by proxy at the Annual Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?

        The following matters are scheduled to be voted on at the Annual Meeting:

  •
  Proposal 1: To elect the eight nominees to the Board named in this proxy statement to hold office until the 2015 annual meeting of stockholders;

  •
  Proposal 2: To amend our amended and restated certificate of incorporation to increase our total number of authorized shares from 47,500,000 to 85,000,000, thereby increasing the authorized shares of our common stock from 47,500,000 to 85,000,000; and

  •
  Proposal 3: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

        No cumulative voting rights are authorized, and dissenters' rights are not applicable to these matters.

Could other matters be decided at the Annual Meeting?

        KaloBios does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment.

What will happen if I do not vote my shares?

        Stockholder of Record: Shares Registered in Your Name.    If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

        Beneficial Owner: Shares Registered in the Name of Broker or Bank.    Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A "broker non-vote" occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held for a beneficial owner, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 and Proposal 3 are the only routine matters in this proxy statement. As such, your broker has discretion to vote your shares on Proposal 2 and Proposal 3 but does not have discretion to vote your shares on Proposal 1.

 How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of Directors

        With respect to the election of nominees for director, you may:

  •
  vote "FOR" the election of the eight nominees for director;

  •
  vote "FOR" one or more nominees and "WITHHOLD" your vote for the remaining nominee or nominees; or

  •
  "WITHHOLD" your vote for all eight nominees.

        Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the eight nominees who are properly nominated in accordance with our bylaws and receive the most "FOR" votes will be elected. Only votes cast "FOR" a nominee will be counted. An instruction to "WITHHOLD" authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and "broker non-votes" will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Approval of Amendment to the Company's Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares.

        You may vote "FOR" or "AGAINST" or abstain from voting. To approve an amendment to our amended and restated certificate of incorporation to increase our total number of authorized shares, the Company must receive a "FOR" vote from the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. Because an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares is a routine matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Proposal 3: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

        You may vote "FOR" or "AGAINST" or abstain from voting. To ratify the selection by the audit committee of our Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014, the Company must receive a "FOR" vote from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal. Because the ratification of the appointment of the independent registered public accounting firm is a routine matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

What happens if a director nominee is unable to stand for election?

        If a nominee is unable to stand for election, our Board may either:

  •
  reduce the number of directors that serve on the board; or

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  designate a substitute nominee.

        If our Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How does our Board recommend that I vote?

        Our Board unanimously recommends a vote:

  •
  Proposal 1: "FOR" the election of each of David W. Pritchard, James I. Healy, Denise Gilbert, Laurie Smaldone Alsup, Ted W. Love, Gary Lyons, V. Bryan Lawlis, Jr. and Raymond M. Withy as directors to serve until our 2015 annual meeting of stockholders;

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  Proposal 2: "FOR" the approval of an amendment to our amended and restated certificate of incorporation to increase the authorized number of shares of common stock from 47,500,000 shares to 85,000,000 shares; and

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  Proposal 3: "FOR" the ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

What happens if I sign and return my proxy card but do not provide voting instructions?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

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  Proposal 1: "FOR" the election of each of David W. Pritchard, James I. Healy, Denise Gilbert, Laurie Smaldone Alsup, Ted W. Love, Gary Lyons, V. Bryan Lawlis, Jr. and Raymond M. Withy. as directors;

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  Proposal 2: "FOR" the approval of an amendment to our amended and restated certificate of incorporation to increase the authorized number of shares of common stock from 47,500,000 shares to 85,000,000 shares; and

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  Proposal 3: "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

What do I need to show to attend the Annual Meeting in person?

        You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of the Company's common stock as of April 21, 2014) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) or other recording devices in the meeting room.

Who is paying for this proxy solicitation?

        The Company will pay for the entire cost of soliciting proxies. The accompanying proxy is being solicited by the Board. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders.

 What happens if the Annual Meeting is postponed or adjourned?

        Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results are expected to be reported on a Current Report on Form 8-K filed with the SEC no later than June 24, 2014.

Can I find KaloBios' proxy materials on the Internet?

        Yes. This proxy statement and the 2013 Annual Report are available at our corporate website at www.kalobios.com/investors. You also can obtain copies without charge at the SEC's website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.envisionreports.com/KBIO, which does not have "cookies" that identify visitors to the site. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

How do I obtain a separate set of KaloBios' proxy materials if I share an address with other stockholders?

        In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the proxy materials. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the proxy materials mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

        In other cases, stockholders receiving multiple copies of the proxy materials at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.

Whom should I call if I have any questions?

        If you have any questions, would like additional KaloBios proxy materials or proxy card, or need assistance in voting your shares, please contact the Company's Secretary, Donald R. Joseph, at KaloBios Pharmaceuticals, Inc., 260 East Grand Avenue, South San Francisco, CA 94080 or by telephone at (650) 243-3100.

Can I submit a proposal for consideration at the 2015 annual meeting of stockholders?

        Stockholders of the Company may submit proper proposals for inclusion in our proxy statement and for consideration at our 2015 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner.

        Requirements for stockholder proposals to be considered for inclusion in our proxy material —In order to be considered for inclusion in our proxy materials for the 2015 annual meeting of stockholders, stockholder proposals must:

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  be received by the Secretary of the Company no later than the close of business on December 31, 2014; and

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  otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and our Bylaws.

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  Requirements for stockholder proposals to be brought before an annual meeting—In addition, our Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board, or (2) by any stockholder entitled to vote who has timely delivered written notice to the Secretary of the Company during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the nominating and corporate governance committee as a potential nominee for director, see the procedures discussed in "Corporate Governance—Board Committees—Nominating Process for Recommending Candidates for Election to the Board."

  •
  The Bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board, or (3) by a stockholder who has timely delivered written notice which sets forth all information required by the Bylaws to the Secretary of the Company during the Notice Period (as defined below).

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  The "Notice Period" is defined as the period commencing on the date 120 days prior to the one year anniversary of the date on which KaloBios first mailed its proxy materials to stockholders for the previous year's annual meeting of stockholders and terminating on the date 90 days prior to the one year anniversary of the date on which KaloBios first mailed its proxy materials to stockholders for the previous year's annual meeting of stockholders. As a result, the Notice Period for the 2015 Annual Meeting of Stockholders will be from December 29, 2014 to January 28, 2015.

  •
  If a stockholder who has notified KaloBios of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

        A current copy of our bylaws also is available at our corporate website at www.kalobios.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. Such requests and all notices of proposals and director nominations by stockholders should be sent to KaloBios Pharmaceuticals, Inc., 260 East Grand Avenue, South San Francisco, CA 94080, Attention: Secretary of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 18, 2014

The proxy statement and annual report to stockholders are available at www.envisionreports.com/KBIO.

PROPOSAL 1: ELECTION OF DIRECTORS

General

        Our Board consists of one class and each director will serve until his or her successor is elected or qualified. Currently, our Board is authorized to have eight members. The authorized number of directors may be changed by resolution of our Board, and vacancies on our Board can be filled by resolution of our Board. Our Board has determined that all of our directors, other than David W. Pritchard, qualify as "independent" directors in accordance with the NASDAQ listing requirements. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Pritchard is not considered independent because he is an employee of KaloBios.

        The nominating and corporate governance committee of the Board recommended to the Board that David W. Pritchard, James I. Healy, Denise Gilbert, Laurie Smaldone Alsup, Ted W. Love, Gary Lyons, V. Bryan Lawlis, Jr., and Raymond M. Withy each be nominated for election at the Annual Meeting. If elected at the Annual Meeting, each of the nominees would serve until the 2015 annual meeting of stockholders and until his or her successor is elected and qualified, or, if sooner, until the director's death, resignation or removal.

        We encourage our directors and nominees for director to attend the Annual Meeting.

        There are no family relationships among our directors or executive officers.

Nominees for Election as Directors at the Annual Meeting

Name	Age	Positions and Offices Held with Company	Director Since
David W. Pritchard	60	President, Chief Executive Officer and Director	2006
James I. Healy, M.D., Ph.D.	49	Director, Chairman of the Board	2001
Denise Gilbert, Ph.D.	56	Director	2008
V. Bryan Lawlis, Jr., Ph.D.	62	Director	2013
Ted W. Love, M.D.	55	Director	2009
Gary Lyons	63	Director	2011
Laurie Smaldone Alsup, M.D.	60	Director	2013
Raymond M. Withy, Ph.D.	58	Director	2005

        The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board to determine that each nominee should serve as one of our directors.

        David W. Pritchard, age 60, has served as our President and Chief Executive Officer and one of our directors since August 2006. Mr. Pritchard has more than 25 years of experience in general management, business development and financial management within the biopharmaceutical industry. Prior to joining KaloBios, he held the position of Chief Business Officer at Rinat Neuroscience Corp., where he managed the acquisition of Rinat by Pfizer in 2006. Prior to that, he was Chief Financial Officer at Matrix Pharmaceuticals and managed the sale of the company to Chiron Corporation (now Novartis). Between 1992 and 2000, Mr. Pritchard served as Vice President, Business Development and Chief Financial Officer of Metabolex, Inc. where he completed three rounds of financing and negotiated four worldwide corporate alliances with major pharmaceutical companies. He started his biotechnology career at Triton Biosciences, Inc. as one of the founding managers, where he held various positions including heading up sales and marketing, commercial development, and cancer diagnostics, and ultimately managed the sale of Triton (predominately to Schering AG, now Bayer). Mr. Pritchard holds a Bachelor of Science in chemical engineering from Cornell University and a Master of Business Administration from Stanford University. Our Board determined that Mr. Pritchard should serve as a director based on his position as an officer of our company and his extensive experience in general management, business development, and financial management within the biopharmaceutical industry.

        James I. Healy, age 49, has served as a member of our Board since September 2001, a member of the nominating and corporate governance committee since October 2008, and as the chairman of our Board since 2001. Dr. Healy joined Sofinnova Ventures as a General Partner in 2000. Dr. Healy was a board member of Cellective (acquired by MedImmune), CoTherix (acquired by Actelion), Movetis (acquired by Shire) and Preglem (acquired by Richter). In the pharmaceutical industry, Dr. Healy held positions at Bayer Pharmaceuticals (Miles) and ISTA Pharmaceuticals prior to its initial public offering. He began his private equity career at Sanderling Ventures. Dr. Healy earned B.A. degrees in molecular biology and Scandinavian studies from the University of California at Berkeley, where he graduated with Honors and received a Departmental Citation. He received his M.D. from Stanford University's School of Medicine through the Medical Scientist Training Program, and earned his Ph.D. in Immunology from Stanford University, where he was a Beckman Scholar and received a bursary award from the Novartis Foundation. Dr. Healy is an active member of the BIO-NVCA working Group. Dr. Healy serves on the board of directors of Anthera Pharmaceuticals, Inc., Amarin Corporation plc, Durata Therapeutics, Inc., Hyperion Therapeutics, Inc. and InterMune, Inc., as well as the following private companies: InteKrin Therapeutics, Inc., Auris Medical AG and Sorbent Therapeutics. Our Board determined that Dr. Healy should serve as a director based on his extensive business experience in the pharmaceutical and venture capital industries.

        Denise Gilbert, age 56, has served as a member of our Board and chair of our audit committee since January 2008. Dr. Gilbert is a retired senior life science industry executive and has been serving as a director of various public and private life science companies since 2002. Previously, she served as chief executive officer of Entigen Corporation, a private life science information technology company, from 2001 to 2002. In addition, Dr. Gilbert has served as chief financial officer of two public life science companies, Incyte Pharmaceuticals Inc. from 1995 to 1999 and Affymax NV from 1993 until its sale to Glaxo in 1995. Dr. Gilbert started her career in biotechnology in 1984, first in venture capital and then as a senior biotechnology analyst with Smith Barney Harris & Upham and Montgomery Securities. She is currently on the Board and chair of the audit committees of Cytokinetics, Inc. and Dynavax Technologies Corporation. Dr. Gilbert holds a Bachelor of Arts from Cornell University and a Ph.D. in cell and development biology from Harvard University. Our Board determined that Ms. Gilbert should serve as a director based on her experience as a senior executive in the life science industry, as well as her experience and skills relating to financial statement and accounting matters.

        V. Bryan Lawlis, Jr., age 62, has served as a member of our Board and of the audit committee since August 2013. Dr. Lawlis co-founded Itero Biopharmaceuticals, LLC, a privately held developer of value-added follow-on and novel therapeutic proteins and antibodies, in 2006. From August 2004 to August 2006, Dr. Lawlis served as President and Chief Executive Officer of Aradigm Corporation (Aradigm). Dr. Lawlis served as Aradigm's President and Chief Operating Officer from June 2003 to August 2004, and as its Chief Operating Officer from November 2001 to June 2003. From 1999 to 2001, Dr. Lawlis served as Chairman of Covance Biotechnology Services Inc. (Covance), a contract biopharmaceutical manufacturing operation that he co-founded. From 1996 to 1999, Dr. Lawlis served as the President and Chief Executive Officer of Covance. From 1981 to 1996, Dr. Lawlis was employed at Genencor, Inc. and Genentech, Inc., where he served for a period as Vice President of Process Sciences. Dr. Lawlis holds a B.A. in microbiology from the University of Texas at Austin and a Ph.D. in biochemistry from Washington State University. Our Board determined that Dr. Lawlis should serve as a director based on his experience as a senior executive in the life science industry, as well as his experience and skills relating to research and product development.

        Ted W. Love, age 55, has served as a member of our Board and of the audit committee since March 2009. From February 2010 to August 2012, Dr. Love served as Executive Vice President and Head of Research and Development and Technical Operations at Onyx Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. From 2001 to January 2009, Dr. Love served as Chairman and Chief Executive Officer of Nuvelo, Inc., a publicly traded biopharmaceutical company. Dr. Love joined Nuvelo from Theravance, Inc., a biopharmaceutical company, where he served as Senior Vice President of Development from 1998 to 2001. Previously, he spent six years at Genentech, Inc., where he held a number of senior management positions in medical affairs and product development and served as chairman of Genentech's Product Development Committee. Dr. Love also serves as a member of the boards of directors of biopharmaceutical companies Santarus, Inc., Amicus, Inc., Adventrx, Inc., Affymax, Inc. and BioRad, Inc. Until April 2012, he served on the California Independent Citizens' Oversight Committee. Dr. Love earned his Bachelor of Science in molecular biology from Haverford College and his M.D. from Yale Medical School. Our Board determined that Dr. Love should serve as a director based on his experience as a senior executive in the biotechnology industry, as well as his experience in research and product development.

        Gary Lyons, age 63, has served as a member of our Board since January 2011 and as chairman of our compensation committee since January 2011. Mr. Lyons served as President, Chief Executive Officer and member of the Board of Neurocrine Biosciences, Inc., a public biotechnology company, from February 1993 to March 2008. Since March 2008, Mr. Lyons has served as President of GL Biomed, a life science consulting and advisory firm he founded. Prior to joining Neurocrine, Mr. Lyons held a number of senior management positions at Genentech, Inc., including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. In addition to serving on our Board, he also serves on the boards of directors of Neurocrine Biosciences, Rigel Pharmaceuticals, Inc., Neurogesx, and Vical Incorporated, and he previously served on the boards of directors of Poniard Pharmaceuticals, Inc., Facet Biotech Corporation, and PDL BioPharma, Inc. Mr. Lyons holds a Bachelor of Science in marine biology from the University of New Hampshire and a Master of Business Administration from Northwestern University's J.L. Kellogg Graduate School of Management. Our Board determined that Mr. Lyons should serve as a director based on his experience as a senior executive in the biotechnology industry, as well as his experience as a director of other public companies.

        Laurie Smaldone Alsup, age 60, has served as a member of our Board and of our compensation committee since October 2013. Dr. Smaldone Alsup served as President of PharmApprove, a scientific, medical and regulatory communications consulting company, since August 2011. From April 2008 to May 2011, Dr. Smaldone Alsup served as President and Chief Executive Officer of Phytomedics, Inc., an early stage life sciences company. Dr. Smaldone Alsup served in multiple senior roles, including Vice President of Corporate Strategy and Business Risk Management from 2004 to 2007 and Senior Vice President of Global Regulatory Science & Affairs from 1998 to 2004, at Bristol-Myers Squibb Company. Dr. Smaldone Alsup holds an M.D. degree from Yale University and a Bachelor of Arts degree in biology from Fordham College. Our Board has determined that Dr. Smaldone Alsup should serve as a director based on her extensive experience in the life sciences industry.

        Raymond M. Withy, age 58, has served as a member of our Board since July 2005, as a member of the compensation committee since March 2006 and as the chair of our nominating and corporate governance committee since July 2012. Dr. Withy has been self-employed as a consultant since May 2005. Dr. Withy has over 20 years of experience in the biotechnology industry. As one of the co-founders of Abgenix in 1996, Dr. Withy initially served as its Vice-President, Business Development, and subsequently its Chief Business Officer and President and Chief Executive Officer until his retirement in 2004. Prior to the founding of Abgenix, Dr. Withy held various business development positions at Cell Genesys, Inc. From 1991 to 1993, Dr. Withy was a consultant to the industry in the areas of business development and strategic planning. Previously, Dr. Withy held various research and development positions at Genzyme Corp. and Integrated Genetics. Dr. Withy has served as a member of the Board of a number of companies, including Xenotech, Inc., Abgenix, Digitab, Inc. and Nuon Therapeutics, Inc. Dr. Withy served as the chairman of the boards of directors of Nuon Therapeutics, Inc. and Digitab, Inc. Dr. Withy received a Bachelor of Science in Chemistry and Biochemistry and a Ph.D. in Biochemistry from the University of Nottingham, U.K. and was a post-doctoral research fellow at the California Institute of Technology. Our Board determined that Dr. Withy should serve as a director based on his extensive experience in the biotechnology industry, including his experience in management, business development, research, and strategic planning.

Required Vote and Recommendation of the Board for Proposal 1

        The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF DAVID W. PRITCHARD, JAMES I. HEALY, DENISE GILBERT, LAURIE SMALDONE ALSUP, TED W. LOVE, GARY LYONS, V. BRYAN LAWLIS, JR., AND RAYMOND M. WITHY.

CORPORATE GOVERNANCE

Independent Directors

        As required by the listing standards of The NASDAQ Global Market ("NASDAQ"), a majority of the members of our Board must qualify as "independent," as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in the applicable NASDAQ listing standards. Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, the Company, our executive officers and our independent registered public accounting firm, our Board has determined that all of our directors, other than Mr. Pritchard, qualify as "independent" directors in accordance with the NASDAQ listing requirements. Mr. Pritchard is not considered independent because he is an employee of KaloBios.

Board Committees

        We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and current SEC and NASDAQ rules and regulations. We intend to comply with future requirements as they become applicable to us. Each committee acts pursuant to a charter that is available at http://ir.kalobios.com/governance.cfm. Each committee has the composition and responsibilities described below.

Name	Audit	Compensation	Nominating and Corporate Governance
David W. Pritchard
James I. Healy, M.D., Ph.D.(1)	X		X
Denise Gilbert, Ph.D.	X
V. Bryan Lawlis, Jr., Ph.D.(1)	X
Ted W. Love, M.D.	X
Gary Lyons		X
Laurie Smaldone Alsup, M.D.(2)		X
Raymond M. Withy, Ph.D.		X	X
Total Meetings in 2013	6	7	2

(1)
Dr. Healy served on our audit committee until August 2013 upon Dr. Lawlis's appointment to our board of directors and our audit committee.

(2)
Dr. Smaldone Alsup began serving on our compensation committee in October 2013 upon her appointment to our board of directors and our compensation committee.

Audit Committee

        In April 2005, our Board established an audit committee of the Board, which is currently comprised of Denise Gilbert, V. Bryan Lawlis, Jr. and Ted W. Love, each of whom is "independent" as such term is defined for audit committee members by the NASDAQ listing requirements. Dr. Gilbert serves as the chair of the audit committee. The Board has determined that Dr. Gilbert is an "audit committee financial expert" as defined in the rules of the SEC. Pursuant to the audit committee charter, the functions of the committee include, among other things:

  •
  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

  •
  overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

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  reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting and our disclosure controls and procedures;

  •
  meeting independently with our registered public accounting firm and management;

  •
  preparing the audit committee report required by SEC rules;

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  reviewing and approving or ratifying any related person transactions; and

  •
  overseeing our risk assessment and risk management policies.

Compensation Committee

        In April 2005, our Board established a compensation committee of the Board, which is currently comprised of Raymond M. Withy, Gary Lyons and Laurie Smaldone Alsup. Mr. Lyons serves as the chair of the compensation committee. Pursuant to the compensation committee charter, the functions of this committee include, among other things:

  •
  evaluating the performance of our chief executive officer and determining the chief executive officer's salary and contingent compensation based on his or her performance and other relevant criteria;

  •
  identifying the corporate and individual objectives governing the chief executive officer's compensation;

  •
  approving the compensation of our other executive officers;

  •
  making recommendations to our Board with respect to director compensation;

  •
  reviewing and approving the terms of material agreements between us and our executive officers;

  •
  overseeing and administering our equity incentive plans and employee benefit plans;

  •
  reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;

  •
  preparing the annual compensation committee report required by SEC rules; and

  •
  conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our Board, and working with the board in evaluating potential successors to executive officer positions.

Nominating and Corporate Governance Committee

        In April 2005, our Board established a nominating and corporate governance committee of the Board, which is currently comprised of Raymond M. Withy and James I. Healy. Dr. Withy serves as the chair of the nominating and corporate governance committee. Pursuant to the nominating and corporate governance committee charter, the functions of this committee include, among other things:

  •
  identifying, evaluating, and making recommendations to our Board and our stockholders concerning nominees for election to our Board, to each of the board's committees and as committee chairs;

  •
  annually reviewing the performance and effectiveness of our Board and developing and overseeing a performance evaluation process;

  •
  annually evaluating the performance of management, the Board and each board committee against their duties and responsibilities relating to corporate governance;

  •
  annually evaluating adequacy of our corporate governance structure, policies, and procedures; and

  •
  providing reports to our Board regarding the committee's nominations for election to the board and its committees.

Nominating Process for Recommending Candidates for Election to the Board

        The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board concerning corporate governance matters.

        The nominating and corporate governance committee is also responsible for reviewing with our Board from time to time the appropriate skills and guidelines required of directors in the context of the current make-up of the Board. These guidelines and skills of the Board, as a whole, may include (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company's business, (iii) financial expertise, (iv) diversity and (v) local and community ties. The minimum qualifications and skills that each director should possess include (i) the highest professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest, (iii) a commitment to enhancing stockholder value and (iv) sufficient time to carry out his or her duties and to provide insight and practical wisdom based on experience. The nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of these factors.

        The nominating and corporate governance committee also considers director candidates recommended by our stockholders. To recommend a candidate for election to our Board, a stockholder must notify the nominating and corporate governance committee by writing to: KaloBios Pharmaceuticals, Inc., 260 East Grand Avenue, South San Francisco, CA 94080, Attention: Chief Executive Officer. Such stockholder's notice shall set forth the following information:

  •
  to the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act in which such individual is a nominee for election to our Board;

  •
  the director candidate's written consent to (A) if selected, be named in the Company's proxy statement and proxy and (B) if elected, to serve on our Board; and

  •
  any other information that such stockholder believes is relevant in considering the director candidate.

        The nominating and corporate governance committee considers bona fide candidates from all relevant sources, including current Board members, professional search firms, stockholders and other persons. The committee evaluates director candidates in light of the Board membership criteria described above, based on all relevant information and materials available to the committee. This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.

        In 2013, Dr. Lawlis and Dr. Smaldone Alsup were appointed to our Board, consistent with the policies and practices set forth above. Our independent directors recommended Dr. Lawlis and Dr. Smaldone Alsup to our nominating and corporate governance committee to be nominated for election at the Annual Meeting. We did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Board Meetings and Attendance

        Our Board held eight meetings in 2013. Each member of the board attended at least 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member's service and (ii) the total number of meetings of committees on which such member served, during the period of such member's service.

Director Attendance at Annual Meetings of Stockholders

        Directors are encouraged, but not required, to attend our annual stockholder meetings. One of our directors attended our annual meeting in 2013.

Board Leadership

        Dr. Healy serves as chairman of our Board. Our Board believes that it is advantageous to have a chairman with an extensive history with and knowledge of the Company and our industry, as is the case with Dr. Healy, who has been a director of the Company since 2001.

Risk Oversight

        Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company's corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

        Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

 Code of Business Conduct

        Our Board adopted a code of business conduct that applies to each of our directors, officers and employees. The code addresses various topics, including:

  •
  compliance with applicable laws, rules and regulations;

  •
  conflicts of interest;

  •
  public disclosure of information;

  •
  insider trading;

  •
  corporate opportunities;

  •
  competition and fair dealing;

  •
  gifts;

  •
  discrimination, harassment and retaliation;

  •
  health and safety;

  •
  record-keeping;

  •
  confidentiality;

  •
  protection and proper use of company assets;

  •
  payments to government personnel; and

  •
  reporting illegal and unethical behavior.

        The code of business conduct is posted on our website. Any waiver of the code of business conduct for an executive officer or director may be granted only by our Board or a committee thereof and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish format protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

Communications with the Board

        Any stockholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email through the following address: board@kalobios.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to: Stockholder Communications, KaloBios Pharmaceuticals, Inc., 260 East Grand Avenue, South San Francisco, CA 94080. All such communications will be initially received and processed by the office of our Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the chair of the audit committee. Other matters will be referred to the Board or individual directors as appropriate.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Summary

        We are asking stockholders to approve an amendment to the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation") to:

  •
  Increase the total number of authorized shares from 47,500,000 to 85,000,000, thereby increasing the authorized shares of common stock from 47,500,000 to 85,000,000.

        The additional common stock will have rights identical to the Company's currently outstanding common stock. No shares of preferred stock have been authorized.

        A substantial amount of the Company's currently authorized common stock has been either issued, is reserved for issuance pursuant to outstanding options and warrants or is reserved for future issuance under the Company's employee equity plans. The increase in authorized common shares will provide our Board of Directors the flexibility to undertake certain transactions to support our business, without the potential expense or delay associated with obtaining stockholder approval for any particular issuance.

        Article IV of the Company's Certificate of Incorporation currently authorizes the Company to issue up to 47,500,000 shares of common stock. On April 15, 2014, our Board of Directors approved an amendment to Article IV to increase the total authorized shares of common stock as described in the first paragraph of this Summary. This amendment to the Certificate of Incorporation requires approval of both the Board of Directors and our stockholders. The Board of Directors has declared this amendment to be advisable and has recommended that the amendment be presented to the stockholders for approval. Accordingly, the Company is seeking stockholder approval for the amendment at the Annual Meeting.

        You may vote "FOR" or "AGAINST" the approval of an amendment to the Certificate of Incorporation to increase the total number of authorized shares from 47,500,000 to 85,000,000, or you may "ABSTAIN" from voting on this matter. In order for Proposal 2 to pass, a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must vote "FOR" Proposal 2. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. Because an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Purpose of the Proposed Amendment

        The Company's common stock consists of a single class, with equal voting, distribution, liquidation and other rights. As of March 31, 2014, of our 47,500,000 shares of authorized common stock, 32,981,396 shares were outstanding, 2,548,315 shares were reserved for issuance pursuant to outstanding options, 390,627 were reserved for future issuance pursuant to our employee equity plans, and 88,545 shares were reserved for issuance upon outstanding common stock warrants. This leaves the Company with only 10,282,559 shares of common stock that are authorized but not already reserved for issuance.

        The increase in authorized common shares will also give the Board of Directors the flexibility to undertake certain transactions to support the Company's business, without the potential expense or delay associated with obtaining stockholder approval for an increase in authorized common shares in connection with any particular issuance. For example, the Company could issue additional shares of common stock in the future in connection with one or more of the following (subject to laws, regulations or applicable NASDAQ listing standards that might require stockholder approval of certain transactions):

  •
  Acquisitions;

  •
  Strategic investments;

  •
  Partnerships, collaborations and other similar transactions;

  •
  Financing transactions, such as public or private offerings of common stock or convertible securities, including sales of common stock pursuant to our "at the market" sales agreement with MLV & Co. LLC;

  •
  Debt or equity restructuring or refinancing transactions;

  •
  Stock splits or stock dividends; or

  •
  Any other proper corporate purposes.

        In addition, the increase in authorized shares of common stock will allow us to continue implementing our employee equity programs at competitive levels. Our ability to offer employee equity is essential to its ability to hire and retain employees with the requisite skills and experience to conduct the Company's business.

        There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional shares of authorized common stock.

        When considering the amount of the increase in authorized shares contained in this Proposal 2, the Board of Directors considered a number of factors, including: the potential future capital requirements of the Company and their potentially dilutive effect; the cost of seeking additional stockholder approval of an increase in authorized shares if the currently proposed increase is insufficient for the Company's future capital requirements; the amount of shares currently authorized but not already reserved for issuance; and the desired flexibility to undertake certain transactions such as those described above to support the Company's business, without the potential expense or delay associated with obtaining stockholder approval for an increase in authorized common shares in connection with any particular issuance.

Potential Adverse Effects of the Proposed Amendment

        If Proposal 2 is adopted and approved, the additional authorized shares of common stock can be issued or reserved with approval of the Board of Directors at times, in amounts, and upon terms that the Board of Directors may determine, without additional stockholder approval. This could have a dilutive impact on our earnings per share and book value per share. The Board of Directors considered this potential dilution when proposing the amendment contained in this Proposal 2. However, the Board of Director's discretion to issue shares that will have a dilutive impact will be subject to the Board's fiduciary duties, as well as any applicable laws, regulations or NASDAQ listing standards that might require stockholder approval for any particular issuance or reservation of shares.

        Current stockholders will have no preemptive rights to purchase additional shares that we issue, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate interest in the Company. Stockholder approval of Proposal 2 will not, by itself, cause any change in the Company's capital accounts. However, any future issuance of additional shares of authorized common stock, or securities convertible into common stock, would ultimately result in dilution of existing stockholders' equity interests. In addition, the availability of additional shares of common stock for issuance could have the effect of delaying, discouraging or preventing a change in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. Shares of authorized but unissued stock could be issued in one or more transactions to purchasers who would oppose a takeover or favor the then current Board of Directors, which could make a change in control of the Company more difficult, and therefore less likely. The Board of Directors is not aware of any actual or contemplated attempt to acquire control of the Company and this Proposal 2 is not being presented with the intent that it be used to prevent, delay or discourage any acquisition attempt. However, nothing would prevent the Board from taking any actions that it deems consistent with its fiduciary duties.

Risks to Stockholders of Non-Approval

        If the stockholders do not approve this Proposal 2, the Company and Board of Directors may be precluded from or delayed in pursuing opportunities to finance the Company or a wide range of other potential corporate opportunities that might be in the best interests of the Company and its stockholders.

Text of the Proposed Amendment

        If this Proposal 2 is approved, the Company will amend its Certificate of Incorporation by replacing Article IV in its entirety as follows:

    "ARTICLE IV

    The Corporation is authorized to issue one class of stock to be designated common stock ("Common Stock"). The number of shares of Common Stock authorized to be issued is 85,000,000, par value $0.001 per share.

    Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote."

        The amendment would become effective when a certificate of amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval. However, even if our stockholders approve the proposed amendment, our Board of Directors retains discretion under Delaware law not to implement the proposed amendment. If our Board of Directors were to exercise such discretion, the number of authorized shares would remain at the current level.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
YOU VOTE THE PROXY CARD "FOR" PROPOSAL 2.

 PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2014, and urges you to vote for ratification of Ernst & Young's appointment. Ernst & Young has audited our financial statements since 2006. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our audit committee would take if stockholders fail to ratify the appointment. Even if the appointment is ratified, the audit committee retains discretion to appoint a new independent registered public accounting firm if the audit committee concludes such a change would be in the best interests of the Company and its stockholders.

        We expect representatives of Ernst & Young to be present at the meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of Ernst & Young will have the opportunity to make a statement if they so desire.

        You may vote "FOR" or "AGAINST" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm, or you may "ABSTAIN" from voting on this matter. In order for Proposal 3 to pass, a majority of all those outstanding shares that are represented in person or by proxy and that are cast at the Annual Meeting must vote "FOR" Proposal 3. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm's Fees

        The following table represents aggregate fees billed to the Company for the years ended December 31, 2013, and December 31, 2012, by Ernst & Young LLP.

	Year ended December 31,
	2013	2012
Annual audit fees(1)	$789,000	$1,725,000
Audit-related fees	—	—
Tax fees(2)	25,000	—
All other fees	—	—
Total fees	$814,000	$1,725,000

(1)
Audit fees in 2013 include fees billed or incurred by Ernst & Young LLP for professional services rendered in connection with the annual audit of our consolidated financial statements for the year ending December 31, 2013 and the review of our quarterly financial statements included in our quarterly reports on Form 10-Q and other procedures related to a registration statement Form S-3. Audit fees in 2012 relate to fees billed or incurred by Ernst & Young LLP for professional services rendered in connection with the annual audit of our consolidated financial statements for the year ending December 31, 2012 and the review of our quarterly financial statements included in our quarterly reports on Form 10-Q and our registration statements on Form 10 and Form S-1 as well as other procedures related to our initial public offering and a registration statement on Form S-8.

(2)
Tax fees related to Internal Revenue Code Section 382 analysis.

        All fees described above were pre-approved by the audit committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

        The audit committee's policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee's approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence for audit purposes. Ernst & Young LLP has not been engaged to perform any non-audit services other than tax-related services and as indicated above.

        For more information on Ernst & Young LLP, please see "Report of the Audit Committee."

Required Vote and Recommendation of the Board for Proposal 3

        Stockholder ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE
THE PROXY CARD "FOR" PROPOSAL 3.

 REPORT OF THE AUDIT COMMITTEE(1)

        The audit committee of our Board operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under the heading "Corporate Governance—Board Committees—Audit Committee." Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

        In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by standards adopted by the Public Company Accounting Oversight Board ("PCAOB"), in Rule 3200T, including the quality, not just the acceptability of the accounting principles, the reasonableness of significant adjustments, and the clarity of the disclosures in the financial statements. In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm their independence.

        Based upon the review and discussions described in the preceding paragraph, our audit committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:
Denise Gilbert (Chair)
V. Bryan Lawlis, Jr.
Ted W. Love

(1)
The material in this report shall not be deemed to be "soliciting material" or "filed" with the SEC. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding beneficial ownership of our common stock as of March 31, 2014 by:

  •
  each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

        Percentage ownership of our common stock is based on 32,981,396 shares of our common stock outstanding as of March 31, 2014.

        Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o KaloBios Pharmaceuticals, Inc., 260 East Grand Avenue, South San Francisco, CA 94080.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with PRIMECAP Management Company(1)	4,699,975	14.25%
Entities affiliated with Fidelity Investments(2)	3,426,712	10.39%
Entities affiliated with Deerfield Mgmt, L.P.(3)	3,175,283	9.63%
Entities affiliated with Sofinnova Ventures(4)	2,148,096	6.51%
Entities affiliated with Alloy Ventures(5)	1,691,694	5.13%
Named Executive Officers and Directors
David W. Pritchard(6)	779,391	2.35%
Néstor A. Molfino, M.D., FCCP(7)	205,352	*
Geoffrey T. Yarranton, Ph.D.(8)	384,091	1.16%
James I. Healy, M.D., Ph.D.(9)	2,160,096	6.55%
V. Bryan Lawlis, Jr., Ph.D.(10)	5,000	*
Raymond M. Withy, Ph.D.(11)	73,174	*
Ted W. Love, M.D.(12)	69,664	*
Denise Gilbert, Ph.D.(13)	31,055	*
Gary Lyons(14)	20,528	*
Laurie Smaldone Alsup, M.D.(15)	3,888	*
All current executive officers and directors as a group (12 persons)(16)	3,735,572	11.30%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Number of shares based solely on information reported on the Schedule 13G filed with the SEC on February 14, 2014, reporting beneficial ownership as of December 31, 2013 by PRIMECAP Management Company ("PRIMECAP") and the Schedule 13G filed with the SEC on February 12,

  2014, reporting beneficial ownership as of December 31, 2013 by Vanguard Investment Series PLC—U.S. Opportunities Fund ("Vanguard"). The Vanguard shares are included in the shares reported in the table as beneficially owned by PRIMECAP. PRIMECAP has sole voting power over 2,213,600 shares and Vanguard has sole voting power over 2,486,375 shares. According to these reports, PRIMECAP has sole dispositive power over all 4,699,975 shares and Vanguard does not have sole or shared dispositive power over any of the shares. The address for PRIMECAP is 225 South Lake Ave., #400, Pasadena, CA 91101. The address for Vanguard is 70 Sir John Rogerson's Quay, Dublin 2, Ireland.

(2)
Number of shares based solely on information reported on the Schedule 13G filed with the SEC on February 14, 2014, reporting beneficial ownership as of December 31, 2013 by FMR LLC. According to the report, FMR LLC has sole voting power with respect to 41,782 shares and sole dispositive power with respect to 3,426,712. The address for this reporting person is 1345 Avenue of the Americas, New York, NY 10105.

(3)
Number of shares based solely on information reported on the Schedule 13G filed with the SEC on February 5, 2014, reporting beneficial ownership as of February 4, 2014 by Deerfield Mgmt, L.P. ("Deerfield"). According to the report, Deerfield has shared voting power and shared dispositive power with respect to all 3,175,283 shares and does not have sole voting power or sole dispositive power with respect to any of the shares. The address for this reporting person is James E. Flynn, Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P., 780 Third Avenue, 37th Floor, New York, NY 10017.

(4)
Consists of (i) 43,767 shares held of record by Sofinnova Venture Affiliates V, L.P., (ii) 2,072,914 shares held of record by Sofinnova Venture Partners V, L.P., and (iii) 31,415 shares held of record by Sofinnova Venture Principals V, LP. James Healy, a member of our Board, Michael Powell, and Alain Azan are the managing directors of the general partner entities of Sofinnova Venture Affiliates V, LP, Sofinnova Venture Partners V, LP, and Sofinnova Venture Principals V, LP. Dr. Healy also serves as the President of Sofinnova Ventures, Inc., the management company affiliate of each of Sofinnova Venture Affiliates V, LP, Sofinnova Venture Partners V, LP and Sofinnova Venture Principals V, LP. All managing directors share all power to vote, acquire, hold and dispose of all shares held by the entities affiliated with Sofinnova Ventures. Each managing director disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.

(5)
Number of shares based solely on information reported on the Schedule 13G filed with the SEC on February 14, 2014, reporting beneficial ownership as of December 31, 2013 by Alloy Ventures 2000, L.P. ("Alloy"). According to the report, Alloy has shared voting power and shared dispositive power with respect to all 1,691,694 shares and does not have sole voting power or sole dispositive power with respect to any of the shares. The address for this reporting person is 400 Hamilton, 4th Floor, Palo Alto, CA 94301.

(6)
Includes options to purchase 141,026 shares of common stock that may be exercised within 60 days of March 31, 2014.

(7)
Includes options to purchase 205,352 shares of common stock that may be exercised within 60 days of March 31, 2014.

(8)
Includes options to purchase 122,501 shares of common stock that may be exercised within 60 days of March 31, 2014.

(9)
Consists of shares held by Sofinnova Venture Affiliates V, LP, Sofinnova Venture Partners V, LP and Sofinnova Venture Principals V, LP described in footnote 4 above, as well as options to purchase 12,000 shares of common stock that may be exercised within 60 days of March 31, 2014.

(10)
Includes options to purchase 5,000 shares of common stock that may be exercised within 60 days of March 31, 2014.

(11)
Includes options to purchase 45,096 shares of common stock that may be exercised within 60 days of March 31, 2014.

(12)
Includes options to purchase 41,586 shares of common stock that may be exercised within 60 days of March 31, 2014.

(13)
Includes options to purchase 31,055 shares of common stock that may be exercised within 60 days of March 31, 2014.

(14)
Includes options to purchase 20,528 shares of common stock that may be exercised within 60 days of March 31, 2014.

(15)
Includes options to purchase 3,888 shares of common stock that may be exercised within 60 days of March 31, 2014.

(16)
Includes options to purchase 631,365 shares of common stock that may be exercised within 60 days of March 31, 2014.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2013 with respect to shares of common stock that may be issued under our existing equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	1,820,785	(2)	$4.46	1,341,422
Equity compensation plans not approved by security holders	n/a		n/a	n/a
Total	1,820,785		$4.46	1,341,422

(1)
Represents shares reserved for issuance under the 2001 Stock Plan, the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan.

(2)
The number of shares reserved for issuance under the 2012 Equity Incentive Plan will automatically increase on the first business day of each fiscal year, starting with fiscal year 2013 and ending in fiscal year 2022, by a number equal to the least of: (a) 5% of the total number of shares of common stock outstanding on December 31 of the prior fiscal year, (b) 842,348 shares of common stock, or (c) a number of shares of common stock determined by our Board of Directors.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2013, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

 CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

        There has not been, nor is there any currently proposed, transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

        Our audit committee has the primary responsibility for reviewing and approving or ratifying transactions with related persons.

        In approving or disapproving such proposed transactions, arrangements or relationships, the audit committee will consider all material information, including the identity of the related person and his/her relationship to our company; designation of the proposed transaction as a single, one-time transaction, a proposed series of transactions or an ongoing business relationship; the proposed aggregate value of such transaction or transactions if known, or a good faith estimate; any alternatives considered, including any evidence supporting the arm's-length valuation of the transaction; and the disclosure implications of the proposed transactions.

EXECUTIVE OFFICERS

        The following sets forth certain information regarding our current executive officers. Information regarding Mr. Pritchard, who is both a director and an executive officer of the Company, can be found in the section entitled "Proposal 1—Election of Directors—Nominees for Election as Directors at the Annual Meeting."

Name	Position	Age
David W. Pritchard	President, Chief Executive Officer, Director	60
Herb C. Cross	Chief Financial Officer	42
Donald R. Joseph	Chief Legal Officer	60
Néstor A. Molfino, M.D., FCCP	Chief Medical Officer	56
Geoffrey T. Yarranton, Ph.D.	Chief Scientific Officer, Executive Vice President, Research and Development	62

        Herb C. Cross has served as our Chief Financial Officer since October 2013. Prior to this, Mr. Cross served as Chief Financial Officer of Affymax, Inc. (Affymax), a public biopharmaceutical company, which he joined in November 2010. Mr. Cross served as Chief Financial Officer of Affymax from February 2011 until June 2013. Prior to joining Affymax, Mr. Cross was Vice President, Finance for Facet Biotech Corporation (Facet Biotech), a public biotechnology company, from December 2008 to October 2010. Prior to Facet Biotech, Mr. Cross was Corporate Controller at PDL BioPharma, Inc. (PDL BioPharma), a public biopharmaceutical company, from October 2006 to December 2008. Prior to PDL BioPharma, Mr. Cross served in various positions, including Vice President, Finance, at Neoforma, Inc., a public e-commerce software company, and as Manager, Assurance and Business Advisory Services at Arthur Andersen LLP. Mr. Cross earned a B.S. from the Haas School of Business at the University of California, Berkeley.

        Donald R. Joseph has served as our Chief Legal Officer since he joined KaloBios in June 2013. Mr. Joseph has 20 years of biopharmaceutical industry experience, including major global health non-profit organizations. Prior to KaloBios, he was Chief Executive Officer of BIO Ventures for Global Health (BVGH), a non-profit organization engaging private industry in global health initiatives, from February to November 2012 and Chief Operating Officer from April 2010 to January 2012. He is currently Chairman of the BVGH board of directors. He has also served as Chief Operating Officer at the Institute for OneWorld Health, a non-profit drug development company. In both organizations, he was also responsible for the legal function in addition to his other responsibilities. He previously served as general counsel, corporate secretary, and in other senior management roles at biopharmaceutical companies, including Abgenix, Inc., which was acquired by Amgen Inc., and Renovis Inc., a former subsidiary of Evotec AG. Before entering the life sciences industry, Mr. Joseph practiced business law for a number of years in major firms, including as an international partner at Baker & McKenzie, one of the world's largest law firms. Mr. Joseph received his J.D. degree from the University of Texas School of Law, with honors.

        Néstor A. Molfino has served as our Chief Medical Officer since he joined KaloBios in May 2012. Dr. Molfino has over 18 years of experience in the biopharmaceutical industry. From June 2007 until he joined KaloBios, Dr. Molfino served as Vice President of Clinical Development, and Pulmonary Therapeutic Area Head of MedImmune Inc., a biologics company. In this role, he was responsible for all phases of global clinical development for pulmonary conditions. From 2003 to 2007, he was Senior Director, Clinical Development at Otsuka Maryland Research Institute, a research and development center. Previously, he held the positions of Director, Medical Affairs at Baxter Bioscience from 2000 to 2003, and Vice President, R&D and Scientific Affairs at Theratechnologies, Inc., a Montreal-based biotechnology start-up. Earlier in his career in industry, Dr. Molfino was Director, Clinical Research at Abbott Laboratories and began his industry career at Boehringer Ingelheim. Dr. Molino received his

M.D. from the Universidad Nacional de Rosario, Argentina and a Master of Science degree from the University of Toronto/Mount Sinai Research Institute.

        Geoffrey T. Yarranton has served as our Chief Scientific Officer and Executive Vice President of Research and Development since October 2006. Prior to this, he co-founded Celscia Therapeutics in 2003 and served as Chief Executive Officer before merging Celscia with KaloBios in 2004. Following the merger, Dr. Yarranton served as the Chief Executive Officer of KaloBios from 2004 to 2006 and as a member of our Board from 2004 to 2009. Dr. Yarranton has over 30 years of experience in the biotechnology industry working both in Europe and the United States. Prior to co-founding Celscia, Dr. Yarranton served as Senior Vice President of Research and Development at Coulter Pharmaceutical. Following the acquisition of Coulter Pharmaceutical by Corixa Corporation, Dr. Yarranton became Senior Vice President of Research and Development and Site Director of the South San Francisco site. Dr. Yarranton spent 16 years at Celltech Therapeutics in the United Kingdom, where he led their research activities as the Director of Research. Dr. Yarranton holds a Bachelor of Science degree in biology from the University of Leicester in the United Kingdom and a Ph.D. in the enzymology of DNA replication, from the National Institute for Medical Research, United Kingdom.

 EXECUTIVE COMPENSATION

        KaloBios is an "emerging growth company" within the meaning of the Jumpstart Our Business Startups Act of 2012. As a result, we have elected to comply with the reduced disclosure requirements applicable to emerging growth companies in accordance with SEC rules.

Summary Compensation Table

        The following summary compensation table shows, for the fiscal years ended December 31, 2013 and December 31, 2012, information regarding the compensation awarded to, earned by or paid to our Chief Executive Officer and our two other most highly compensated executive officers during the fiscal year ended December 31, 2013. We refer to these officers as our "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
David W. Pritchard	2013	417,500	—		485,175	251,625	892	(3)	1,155,192
President & Chief	2012	350,000	5,950		—	—	—		355,950
Executive Officer
Néstor A. Molfino, M.D., FCCP	2013	357,500	52,500	(4)	291,105	177,132	—		878,237
Chief Medical Officer	2012	208,205	—		1,330,635	—	45,000		1,583,840
Geoffrey T. Yarranton, Ph.D.(5)	2013	287,500	—		242,588	140,044	—		670,132
Chief Scientific Officer

(1)
The amounts in this column represent the aggregate grant date fair value of option awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718. See Note 9 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(2)
Amounts reflected in this column include cash incentive bonus compensation paid with respect to two nine-month performance periods that together cover the 18-month period from July 1, 2012 through December 31, 2013. Payments for the period from July 1, 2012 through March 31, 2013 were made in April 2013 as follows: Mr. Pritchard $115,500; Dr. Molfino $84,657; and Dr. Yarranton $67,725. Payments for the period from April 1, 2013 through December 31, 2013 were made in February 2014 as follows: Mr. Pritchard $136,125; Dr. Molfino $92,475; and Dr. Yarranton $72,319. See "Narrative to Compensation Tables/Cash Incentive Compensation Plan" below for further information regarding these bonus payments.

(3)
Represents amount paid with respect to premium for life insurance.

(4)
Represents a one-time cash bonus.

(5)
Information regarding the compensation awarded to, earned by and paid to Dr. Yarranton is provided only for the fiscal year ended December 31, 2013 because he was not a named executive officer for the fiscal year ended December 31, 2012.

Narrative to Compensation Tables

Cash Incentive Plan Compensation

        At the time of our initial public offering, our Board of Directors discontinued a performance-based restricted share program and established a performance-based cash incentive program which, from July 1, 2012 through the end of fiscal year 2013, has operated on a nine-month performance cycle. Accordingly, two payments were made with respect to performance during fiscal year 2013, the first for a partial performance period that ran from July 1, 2012 through March 31, 2013 (referred to as the "July through March Period") and a second performance period that ran from April 1, 2013 through December 31, 2013 (referred to as the "April through December Period"). Target annual bonus amounts are established as a percentage of the officer's base salary, with Mr. Pritchard's target bonus for each performance period set at 50% of his base salary and Dr. Molfino and Dr. Yarranton each set at 40% of their respective base salaries, and pro-rated for each performance period to reflect the fact that each period encompasses less than a full fiscal year. The performance objectives that apply to Mr. Pritchard's cash incentive bonuses relate 100% to corporate-level objectives, whereas Dr. Molfino's and Dr. Yarranton's cash incentive bonuses each relate 75% to corporate-level objectives and 25% to individual objectives. The corporate-level performance metrics that applied to the July through March Period included clinical milestones and completion of an initial public offering. In April 2013, our compensation committee and our Board of Directors determined that during the July through March Period that the individual objectives that applied to each of Mr. Molfino and Dr. Yarranton had been achieved at the 100% level and that the applicable corporate-level objectives had been achieved at the 110% level. Accordingly, for the July through March Period, Mr Pritchard received a bonus of $115,000, Dr. Molfino received a bonus of $84,657 and Dr. Yarranton received a bonus of $67,725.

        The corporate-level performance metrics that applied to the April through December Period included clinical milestones and financial management. In January 2014 our compensation committee and our Board of Directors determined that the applicable corporate-level objectives had been achieved at the 82.5% level and that the individual objectives that applied to Dr. Molfino and Dr. Yarranton had been achieved at the 95% and 85% levels respectively. Accordingly, for April through December Period, Mr. Pritchard received a bonus $136,125, Dr. Molfino received a bonus of $92,475 and Dr. Yarranton received a bonus of $72,319.

Stock Options

        We offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant as determined on such date. Generally, our stock options granted to new hires vest as to 25% of the total number of option shares granted on the first anniversary of the award and in equal monthly installments over the ensuing 36 months, whereas subsequent grants to employees generally vest in equal monthly installments over 48 months. With respect to options granted prior to our initial public offering, we also generally offered our employees the opportunity to purchase the unvested shares subject to their options, with us retaining a right to repurchase from the employee any shares that remain unvested if the employee's service with us terminates prior to the date on which the options are fully vested. Notwithstanding the foregoing, each of our named executive officers was granted options in 2013, each of which vests ratably over 36 months of continuous service after May 1, 2013.

        In connection with our registration statement filed with the SEC pursuant to Form 10, we approved an employee stock purchase plan intended to comply with Internal Revenue Code Section 423. We have not yet made our employee stock purchase plan available to our employees.

 Outstanding Equity Awards at 2013 Fiscal Year End

        The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2013 and reflects the 1-for-3.56147 reverse stock split which became effective on January 15, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Yet Vested	Market Value of Shares of Stock That Have Not Yet Vested ($)
Mr. Pritchard	70,195	(1)	—	1.21	1/21/2019
	29,166	(2)	120,834	6.00	4/30/2023	—	—
Dr. Molfino	162,854	(3)(4)	—	4.74	07/31/2022
	17,500	(2)	72,500	6.00	04/30/2023
Dr. Yarranton	28,078	(1)	—	0.50	4/19/2015	—	—
	28,078	(1)	—	0.53	1/9/2017	—	—
	14,039	(1)	—	1.21	1/21/2019	—	—
	14,039	(3)(5)	—	1.46	2/24/2020	—	—
	7,019	(3)(6)	—	2.17	3/12/2022	—	—
	14,583	(2)	60,417	6.00	4/30/2023	—	—

(1)
Option is fully vested and exercisable.

(2)
Option vests over three years of service from May 1, 2013, with 1/36th vesting upon the completion of each month of continuous service.

(3)
Option permits the optionee to exercise and purchase vested as well as unvested shares. Unvested shares so purchased are subject to the Company's right of repurchase at the optionee's exercise price in the event the optionee's service with the Company terminates prior to the end of the applicable vesting term. Accordingly, this number reflects all shares subject to the option, whether or not such shares are vested.

(4)
Option vests over four years of service from May 29, 2012, with 25% vesting upon the completion of one year of service and 75% vesting in 36 equal monthly installments thereafter. 64,463 shares subject to the option were vested as of December 31, 2013.

(5)
Option vests over four years of service from January 15, 2010, with 1/48th vesting upon the completion of each month of continuous service. 13,746 shares subject to the option were vested as of December 31, 2013.

(6)
Option vests over four years of service from January 1, 2012, with 1/48th vesting upon the completion of each month of continuous service. 3,363 shares subject to the option were vested as of December 31, 2013.

Severance and Change in Control Benefits

        Prior to our initial public offering, we entered into letter agreements with each of our named executive officers that provide severance benefits in connection with an involuntary termination of employment within 12 months after a change in control, as described below. These letter agreements remained in effect through the end of fiscal year 2013.

        Pursuant to his letter agreement with us, if Mr. Pritchard were to be subject to an involuntary termination within 12 months after a change in control, he would be entitled to continued payment of his base salary for a period of 12 months, a pro-rata portion of his target bonus, if any, established for the fiscal year in which his employment terminates, payment of COBRA premiums for up to 12 months, and full acceleration of his then unvested option shares.

        Pursuant to their respective letter agreements with us, if Dr. Molfino and Dr. Yarranton were to be subject to an involuntary termination within 12 months after a change in control, each officer would be entitled to continued payment of his base salary for a period of 12 months, a pro-rata portion of his target bonus, if any, established for the fiscal year in which his employment terminates, payment of COBRA premiums for up to 12 months, vesting credit for each outstanding and entirely unvested option equal to the number of whole months of service provided from the applicable vesting commencement date until the effective date of the involuntary termination over the total number of months of service to us that would otherwise be required to fully vest in such option, and acceleration of 50% of his then unvested option shares (after taking into account the vesting credit described in the preceding clause).

        Since the end of fiscal year 2013, we have entered into new employment agreements with certain executive officers (including our named executive officers) which replaced and superseded the letter agreements described above. The new employment agreements are intended to provide greater consistency of employment terms between us and our senior management team. The new employment agreements provide for a three-year term, with automatic one-year renewal periods at the end of that term unless either party provides notice of intent to terminate. Each member of the senior management team, including our named executive officers, will continue to be an at-will employee of the Company. Like the prior letter agreements, each new employment agreement requires as a condition to receipt of severance benefits that the officer provide us with a general release of claims.

        The new employment agreements provide that if employment is terminated by us without cause or if the applicable employment agreement is not renewed by us, then the terminated named executive officer will become eligible to receive the following severance benefits: (i) nine months (twelve months with respect to Mr. Pritchard) of salary continuation, (ii) an amount equal to the cost of nine months (twelve months with respect to Mr. Pritchard) of COBRA coverage less the active rate for such coverage, payable as a lump sum, (iii) a pro-rated incentive bonus assuming at least nine months (twelve months with respect to Mr. Pritchard) of employment in the then current calendar year, and (iv) nine months (twelve months with respect to Mr. Pritchard) of vesting credit under any unvested equity awards.

        The new employment agreements further provide that if, in connection with or within one year following a change in control, employment is terminated by us without cause or by the executive for good reason, then the terminated executive will become eligible to receive the following severance benefits: (i) fifteen months (eighteen months with respect to Mr. Pritchard) of salary continuation, (ii) an amount equal to the cost of fifteen months (eighteen months with respect to Mr. Pritchard) of COBRA coverage less the active rate for such coverage, payable as a lump sum, (iii) 125% (150% with respect to Mr. Pritchard) of his target incentive bonus, and (iv) full vesting of all then unvested equity awards.

Retirement Benefits

        We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. We are responsible for administrative costs of the 401(k) plan. We may, in our discretion, make matching contributions to the 401(k) plan. No employer contributions have been made to date.

Director Compensation

        Prior to our initial public offering, each member of our Board of Directors who was not our employee or affiliated with certain of our investors had the choice to be compensated pursuant to either the "Equity-Only Program" or the "Equity-and-Cash Program," each as described below (collectively, the "Prior Director Compensation Program").

        Our Equity-Only Program consisted of an initial grant of an option to purchase 14,039 shares of our common stock during the first year of service and annual grants of options to purchase 7,019 shares of our common stock for each subsequent year of service. Our Equity-and-Cash Program consisted of an initial grant of an option to purchase 7,019 shares of our common stock during the first year of service and annual grants of options to purchase 3,509 shares of our common stock for each subsequent year of service. Our Equity-and-Cash Program also included an annual cash retainer of $25,000 for all qualifying Board members, and $12,000 in additional annual compensation for service as the chair of our audit committee.

        Dr. Gilbert, Dr. Love and Mr. Lyons each elected to be compensated pursuant to the "Equity-and-Cash Program" and Dr. Withy elected to be compensated pursuant to the "Equity-Only Program." Dr. Healy was not eligible to receive compensation pursuant to Prior Director Compensation Program because of his affiliation with one of our investors. The Prior Director Compensation Program was in effect through mid-year 2013.

        In connection with our initial public offering in 2013, our compensation committee engaged Radford, an Aon Hewitt Company, to, among other things, conduct a review of the our Board of Director compensation program. Radford recommended that certain changes be made to our Board of Director compensation program to align with the 50th percentile when compared to our peer group as determined by Radford (the "Revised Board of Director Compensation Program"). The Revised Board of Director Compensation Program was recommended to and approved by our Board of Directors and replaced and superseded the Prior Director Compensation Program effective during the second quarter of fiscal year 2013. Our Board of Directors has the authority to amend the compensation program for its members at any time.

        Pursuant to the Revised Board of Director Compensation Program each member of our Board of Directors who is not our employee is eligible to receive an annual cash retainer and annual equity compensation. The annual cash retainer amounts payable to our eligible directors are as follows:

  •
  Board of Directors member: $40,000;

  •
  Non-employee chair of our Board of Directors: $20,000;

  •
  Audit committee member: $10,000;

  •
  Audit committee chair: $20,000;

  •
  Compensation committee member: $6,000;

  •
  Compensation committee chair: $12,000;

  •
  Nominating and corporate governance committee member: $4,000; and

  •
  Nominating and corporate governance committee chair: $8,000.

        Pursuant to the equity compensation component of the Revised Board of Director Compensation Program, newly appointed directors are eligible to receive an initial option to purchase 20,000 shares of our common stock (the "Initial Option Grant") and continuing directors are eligible to receive an annual option to purchase 10,000 shares of our common stock (the "Annual Option Grant"). Initial Stock Option Grants are granted as soon as reasonably practicable following appointment and vest ratably over 36 months of continuous service following the date on which the director is appointed to our Board of Directors. Except with respect to 2013, Annual Option Grants are granted immediately following the completion of our annual stockholder meeting and vest ratably over 12 months of continuous service following the date of grant.

        In 2013, because the Revised Board of Director Compensation Program was adopted mid-year, instead of the Annual Option Grant described above, eligible directors were granted an option to purchase 15,000 shares of our common stock, which option was intended to cover the Board service period from the beginning of fiscal year 2013 through our annual stockholders meeting in 2014. Each of these 15,000-share options vest ratably over 15 months of continuous service after May 1, 2013 (the grant date) provided that all unvested option shares (if any) will immediately vest and become exercisable on the date of our 2014 annual meeting of stockholders, subject to continuous service through such date.

        The following table shows for the fiscal year ended December 31, 2013 certain information with respect to the compensation of all of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Dr. Gilbert(4)	54,250	48,518	102,768
Dr. Healy(5)	51,517	48,518	100,034
Dr. Lawlis(6)	19,918	60,006	79,924
Dr. Love(7)	43,750	48,518	92,268
Mr. Lyons(8)	45,250	48,518	93,768
Dr. Smaldone Alsup(9)	8,846	44,704	53,550
Dr. Withy(10)	40,500	48,518	89,018

(1)
The amounts of cash retainers paid reflect payment of retainers under the Prior Director Compensation Program through March 31, 2013, and under the Revised Director Compensation Program for the remainder of fiscal year 2013.

(2)
The amounts in this column represent the aggregate grant date fair value of option awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718. See Note 9 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(3)
As of December 31, 2013, Dr. Gilbert held outstanding options to purchase 36,055 shares of our common stock, Dr. Healy held outstanding options to purchase 15,000 shares of our common stock, Dr. Lawlis held outstanding options to purchase 20,000 shares of our common stock, Dr. Love held outstanding options to purchase 46,586 shares of our common stock, Mr. Lyons held outstanding options to purchase 25,528 shares of our common stock, Dr. Smaldone Alsup held outstanding options to purchase 20,000 shares of our common stock, and Dr. Withy held outstanding options to purchase 50,096 shares of our common stock.

(4)
Dr. Gilbert is the chair of our audit committee. From January 2013 through March 2013, Dr. Gilbert was compensated solely pursuant to the Prior Director Compensation Program.

(5)
Dr. Healy is the chairman of our Board of Directors and a member of our nominating and corporate governance committee. Dr. Healy was compensated for his service between April 2013 through December 2013 pursuant to the Revised Board of Director Compensation Program. Dr. Healy was paid on a pro-rata basis as a member of our audit committee between April 2013 and August 2013.

(6)
Dr. Lawlis is a member of our audit committee. Dr. Lawlis joined the board in August 2013 and his fees were paid on a pro rata basis.

(7)
Dr. Love is a member of our audit committee. From January 2013 through March 2013, Dr. Love was compensated solely pursuant to the Prior Director Compensation Program.

(8)
Mr. Lyons is the chair of our compensation committee. From January 2013 through March 2013, Mr. Lyons was compensated solely pursuant to the Prior Director Compensation Program.

(9)
Dr. Smaldone Alsup is a member of our compensation committee. Dr. Smaldone Alsup joined the board in October 2013 and her fees were paid on a pro rata basis.

(10)
Dr. Withy is a member of our compensation committee and the chair of our nominating and corporate governance committee. From January 2013 through March 2013, Dr. Withy was compensated solely pursuant to the Prior Director Compensation Program.

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee has reviewed and discussed the section captioned "Executive Compensation," included in the this proxy statement, with management and, based on such review and discussion, the compensation committee has recommended to our board of directors that this "Executive Compensation" section be included in the proxy statement for our annual meeting of stockholders.

Submitted by the compensation committee of the board of directors:
Gary Lyons (Chair)
Laurie Smaldone Alsup
Raymond M. Withy

NO INCORPORATION BY REFERENCE

        In the Company's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations the "report of the compensation committee" and the "report of the audit committee" contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be "soliciting material." In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

 OTHER MATTERS

        As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

        Accompanying this proxy statement and posted on our website with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC, are available on the investor relations portion of our website at www.kalobios.com/investors. You may also obtain a copy of our Proxy Materials without charge by sending a written request to the Company's Secretary, Donald R. Joseph, at KaloBios Pharmaceuticals, Inc., 260 East Grand Avenue, South San Francisco, CA 94080. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

        If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Donald R. Joseph
KaloBios Pharmaceuticals, Inc.
260 East Grand Avenue
South San Francisco, CA 94080
or
call (650) 243-3100.

 WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov.

        It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares as described in this proxy statement, so your shares will be represented at the Annual Meeting.

        The form of proxy and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

By order of the Board of Directors,
Donald R. Joseph Secretary of the Company
South San Francisco, California Date: April 29, 2014

Preliminary Copies

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X KaloBios Pharmaceuticals, Inc. 260 East Grand Avenue South San Francisco, CA 94080 01U0GB 8 2 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees, FOR Proposal 2 and FOR Proposal 3. For Against Abstain 2. Approve an amendment to our amended and restated certificate of incorporation to increase the authorized number of shares of common stock from 47,500,000 to 85,000,000. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - David W. Pritchard 04 - Laurie Smaldone Alsup 07 - V. Bryan Lawlis, Jr. 02 - James I. Healy 05 - Ted W. Love 08 - Raymond W. Withy 03 - Denise Gilbert 06 - Gary Lyons 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain 3. Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for KaloBios Pharmaceuticals, Inc. for the fiscal year ending December 31, 2014. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 9 6 2 0 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 7, 2014. Vote by Internet • Go to www.envisionreports.com/KBIO • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. 2014 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KALOBIOS PHARMACEUTICALS, INC. The undersigned stockholder of KALOBIOS PHARMACEUTICALS, INC. (“KaloBios”), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2014, and hereby appoints David W. Pritchard, Jeffrey H. Cooper and Jeanne Jew, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of KaloBios to be held on June 18, 2014, at 10:00 a.m., Pacific Time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd, Redwood City, CA 94063 and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form. This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of the nominees named in the Proxy Statement to KaloBios’ Board of Directors, FOR the approval of an amendment to our amended and restated certificate of incorporation to increase the authorized number of shares of common stock from 47,500,000 to 85,000,000 shares and FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for KaloBios for the fiscal year ending December 31, 2014. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side Proxy – KaloBios Pharmaceuticals, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q